                                                                   EXHIBIT 23.10


                                  CONSENT

     I hereby consent to being named as a person chosen to become a director of Regions Financial Corporation ("Regions") in the Registration Statement on Form S-4 relating to the merger of First Commercial Corporation into Regions filed with the Securities and Exchange Commission on or about June 23, 1998.


                              /s/  Michael W. Murphy
                              Michael W. Murphy